Exhibit 10.6

EXECUTION VERSION

ASSIGNMENT OF INTERCOMPANY LOAN

dated as of September 10, 2007

by and between

7 DAYS GROUP HOLDINGS LIMITED

as Mortgagor

and

DB TRUSTEES (HONG KONG) LIMITED

as Collateral Agent

ASSIGNMENT OF INTERCOMPANY LOAN

This ASSIGNMENT OF INTERCOMPANY LOAN (this “Assignment”) is dated as of September 10, 2007, and is by and between 7 Days Group Holdings Limited, a company with limited liability incorporated under the laws of Cayman Islands, (“Mortgagor”), and DB Trustees (Hong Kong) Limited, a corporation organized and existing under the laws of Hong Kong Special Administration Region (“Hong Kong”) of the People’s Republic of China (“PRC”), in its capacity as the collateral agent (with its successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Mortgagor issued certain Senior Floating Rate Notes due 2010 (“Notes”) pursuant to an Indenture (“Indenture”) dated September 10, 2007 between the Mortgagor and the Collateral Agent as trustee thereunder; and

WHEREAS, the Mortgagor has agreed to enter into this Assignment to secure the Secured Obligations (as defined below);

WHEREAS, the Mortgagor and the Collateral Agent intend this Assignment to, and it shall, take effect as a deed notwithstanding the fact that a party may exercise this document under hand;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Pledgee hereby agree as follows:

Section 1. Grant of Security Interest. Mortgagor hereby assigns, agrees to assign, to Collateral Agent for its benefit and the benefit of the Trustee, and the holders from time to time of the Notes, as security for the full and prompt payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of (i) the payment of all of the principal of and interest and premium, if any, on the Notes, (ii) all other Note Obligations, and (iii) all obligations of the Mortgagor under this Assignment (all such obligations referred to in clauses (i), (ii) and (iii) now or hereafter existing being hereinafter collectively referred to as the “Secured Obligations”), all of Mortgagor’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Loan Collateral”):

(a) the Intercompany Loan Agreement dated September 10, 2007 (as the same may be amended and supplemented and in effect from time to time, the “Intercompany Loan Agreement”) between the Mortgagor and 7 Days Inn (Shenzhen) Co., Ltd., a wholly foreign owned enterprise in the PRC (the “WFOE”), all rights therein, including without limitation, rights to receive payments thereunder and all instruments evidencing any or all of the foregoing; and

(b) to the extent not otherwise included above, all proceeds, products and profits of or in respect of any of the foregoing.

Section 2. Perfection. Mortgagor is delivering to Collateral Agent herewith a certified copy of the Mortgagor’s Register of Mortgages, Charges and other Encumbrances showing that the particulars of the first priority security interest in the Loan Collateral created under this Assignment in favor of Collateral Agent have been noted in such Register.

Section 3. Definitions. Capitalized terms shall have the meanings assigned thereto in the Indenture. In addition as used herein, “Secured Parties” means each of the Collateral Agent, the Trustee, the holders of any Notes (the “Holders”) and the holders of any other Secured Obligations.

Section 4. Security for Secured Obligations. This Assignment secures, and the Loan Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Secured Obligations.

Section 5. Acknowledgement of Security Interest.

(a) By its execution of this Assignment, the WFOE confirms that it has received notice of the creation of security interest by Mortgagor in favor of the Collateral Agent in the Loan Collateral and consents to and acknowledges the security interests created in this Assignment.

(b) For the avoidance of doubt, until the security interest created hereunder becomes enforceable pursuant to Section 9, the Loan Collateral will continue to be payable and can be paid to the Mortgagor in accordance with the terms of the Intercompany Loan Agreement.

(c) Further, the Mortgagor represents and warrants to the Collateral Agent that it has not received notice from any other Person claiming a Lien (as defined herein) on or in, or ownership of, the Mortgagor’s rights in the Loan Collateral.

Section 6. Representations and Warranties. Mortgagor hereby represents and warrants that:

(a) it is the absolute legal and beneficial owner of the Loan Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Loan Collateral and, as to all Loan Collateral, whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Loan Collateral, in each case free and clear of any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind, including any agreement to give any of the foregoing (collectively, “Liens”), rights or claims of other persons, whether conditional or not;

(b) no rights of Mortgagor under the Intercompany Loan Agreement are evidenced by any instrument;

(c) no consent of any person is necessary in connection with the creation, perfection or first priority status of the security interest of Collateral Agent in any Loan Collateral or the exercise by Collateral Agent of remedies in respect thereof;

(d) Mortgagor has been incorporated and is validly existing as a company with limited liability under the laws of the Cayman Islands with the necessary corporate capacity and power to execute and deliver this Assignment and to perform its obligations hereunder;

(e) the execution and delivery of this Assignment by Mortgagor and the performance by it of its obligations under this Assignment are within its corporate or other powers and have been duly authorized by all necessary corporate or other action;

(f) the execution and delivery by Mortgagor, and the performance of its obligations under, the Indenture, the Notes, and the Security Documents (together, the “Transaction Documents”) and any other agreement or instrument entered into or issued or to be entered into or issued by Mortgagor in connection with the transactions contemplated hereby or thereby does not and will not (i) infringe any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, court, domestic or foreign, having jurisdiction over Mortgagor or any of its assets, properties or operations, (ii) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien upon any property or assets of Mortgagor pursuant to, the Transaction Documents or any other agreement or instrument entered into or issued or to be entered into or issued by Mortgagor except as provided in any Security Document, or (iii) result in any violation of the provisions of the constitutional documents of Mortgagor;

(g) other than the filing, recording or other steps taken to perfect the first priority security interest in the Loan Collateral in the Cayman Islands in favor of the Collateral Agent, no effective filing, recording, financing statement or other instrument similar in effect under any applicable law covering all or any part of the Loan Collateral is on file in any filing or recording office;

(h) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the execution, validity, delivery and admissibility into evidence of this Assignment, or the carrying out by, the Mortgagor of any of the transactions contemplated hereby, (ii) the grant by Mortgagor of the pledge or first priority security interest purported to be created in favor of Collateral Agent hereunder, or (iii) the exercise by Collateral Agent of any rights or remedies in respect of any Loan Collateral (except for the requisite registration procedure administered by the State Administration of Foreign Exchange of the PRC or its local counterparts, hereinafter collectively as the “SAFE”) pursuant to Section 9(c)(iii);

(i) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Collateral Agent of the rights provided for in this Assignment or the exercise of remedies in respect of the Loan Collateral have been made or obtained;

(j) as of the date hereof, the pledge and security interest granted to Collateral Agent hereunder constitutes a valid and a perfected first priority pledge of and security interest in the Loan Collateral;

(k) the obligations expressed to be assumed by it in this Assignment are legal and valid obligations binding on it and enforceable with the terms hereof and the Mortgagor has no knowledge of any fact or circumstance that might impair the legality or validity of this Assignment; and

(l) the Loan Collateral is capable of being the subject of the security created by Section 1 under the terms of this Assignment and all documents, papers, writings and collateral relating to such Loan Collateral as well as all signatures thereon, are genuine and, in all aspects, what they appear to be.

Section 7. Covenants and Agreements. The Mortgagor hereby covenants and agrees that:

(a) it shall, on the date hereof, in accordance with the letter of authorization in the form set out in Schedule I procure that details of this Assignment be entered on the register of mortgages and charges of the Company (the “Register of Mortgages”) in accordance with Section 54 of the Companies Law (2007 Revision) of the Cayman Islands;

(b) it shall, at the Closing, deliver or procure to be delivered to the Collateral Agent a certified copy of the updated Register of Mortgages;

(c) except for the security interest created by this Assignment, it shall not create or suffer to exist any Lien upon or with respect to any of the Loan Collateral, and Mortgagor shall defend the Loan Collateral against all persons at any time claiming any interest therein;

(d) it shall not permit any of its rights under the Intercompany Loan Agreement to be evidenced by an instrument;

(e) it shall not use or permit any Loan Collateral to be used unlawfully or in violation of any provision of this Assignment or any applicable statute, regulation or ordinance or any policy of insurance covering the Loan Collateral;

(f) it shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (i) notified Collateral Agent in writing, at least thirty (30) calendar days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (ii) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in the Loan Collateral granted or intended to be granted and agreed to hereby;

(g) upon Mortgagor or any officer of Mortgagor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that may materially and adversely affect the value of the Loan Collateral or any portion thereof, the ability of Mortgagor to dispose of the Loan Collateral or any portion thereof, or the rights and remedies of Mortgagor in relation thereto, including, without limitation, the levy of any legal process against the Loan Collateral or any portion thereof;

(h) it shall not take or permit any action which could impair Collateral Agent’s rights in the Loan Collateral. For the avoidance of doubt, except as provided in Section 5(b), the Mortgagor shall not, without the prior written consent of the Collateral Agent, sell, transfer, alienate, or deal with, or agree (conditionally or unconditionally) to sell, transfer, alienate or deal with any of the Loan Collateral or deal with the Loan Collateral in any way contrary to the rights and interests of the Collateral Agent, the Trustee and the Holders of the Notes or take any action that could impair the enforceability of the rights of the Collateral Agent, the Trustee and the Holders of the Notes created under this Assignment.

Section 8. Continuing Agreement and Termination.

(a) The rights and obligations of the parties hereunder shall be effective from the time (the “Effective Time”) of the execution and delivery by Mortgagor of this Assignment.

(b) This Assignment shall create a continuing security interest in the Loan Collateral and shall remain in full force and effect and shall be binding upon Mortgagor, its successors and assigns until such time as all Secured Obligations have been performed in full or discharged in accordance with the terms of the Indenture.

(c) The security interest created under this Assignment shall be independent of and without prejudice to and in addition to any other guarantees, indemnities, undertakings or Lien, which the Collateral Agent may now or at any time hereafter have in respect of the Secured Obligations or any other obligations of the Mortgagor to the Collateral Agent. This security interest under this Assignment may be enforced without first having recourse to any of the guarantee, indemnities, undertakings or Lien referred to above.

Section 9. Rights of Collateral Agent upon Event of Default.

(a) The Collateral Agent may declare by written notice to the Mortgagor that all or any part of the security interest created hereunder is enforceable upon the occurrence of any of the following events (each, an “Event of Default”);

(i) any event or circumstances occurs or arises which would constitute an “Event of Default” as defined in the Indenture; or

(ii) if the Mortgagor purports or attempts to create any Lien over all or any part of the Loan Collateral or any third party asserts a claim in respect thereof,

whereupon this security shall become immediately enforceable.

(b) If an Event of Default shall occur and/or be continuing, Collateral Agent’s rights and remedies with respect to the Loan Collateral shall be those of a Collateral Agent under any applicable law, as the same may from time to time be in effect, in addition to those rights granted herein. Without in any way requiring notice to be given in the following time and manner, Mortgagor agrees that any notice by Collateral Agent of sale or disposition or other intended action hereunder in connection with any sale or disposition whether required by the applicable law, shall constitute reasonable notice to Mortgagor if such notice is given to Mortgagor and in the manner specified in Section 11 at least ten (10) calendar days prior to such action.

(c) Upon the occurrence of an Event of Default, Collateral Agent may (but shall not be obligated to) from time to time:

(i) upon notice to the WFOE regarding the coming-into effect of the assignment of the Loan Collateral hereunder, transfer any of the Loan Collateral into the name of Collateral Agent or its nominee, to be held on Collateral Agent’s behalf;

(ii) notify parties obligated on any of the Loan Collateral to make payment to Collateral Agent of any amounts due or to become due thereunder; and

(iii) enforce collection of any of the Loan Collateral in accordance with the Intercompany Loan Agreement.

(d) In any event that the Collateral Agent chooses to transfer any of the Loan Collateral into the name of Collateral Agent, the Mortgagor and the WFOE shall, and the Mortgagor shall procure the WFOE to, complete the required registration or approval procedures administered by the SAFE within seven (7) calendar days after the Collateral Agent’s notification to the Mortgagor, to legally perfect the assignment of the Loan Collateral within the jurisdiction of the PRC.

(e) Mortgagor agrees that transfer of the Loan Collateral to Collateral Agent, upon the occurrence of an Event of Default, shall be deemed as a commercially reasonable disposition of the Loan Collateral under any applicable law.

(f) Upon the occurrence of an Event of Default, the Mortgagor will not demand or receive any income from, interest or dividends on or other payment in respect of the Loan Collateral, and if Mortgagor receives any such income, interest, dividends or payment, without any demand by Collateral Agent, the same shall be held by Mortgagor in trust for Collateral Agent in the same form as received, shall not be commingled with any assets of Mortgagor and shall be delivered to Collateral Agent in the form received, properly endorsed to permit collection, not later than the next Business Day (as defined in the Indenture) following the day of its receipt.

(g) Collateral Agent shall notify Mortgagor promptly of any claim for which it may seek indemnity. Failure by Collateral Agent to so notify Mortgagor shall not relieve Mortgagor of its obligations hereunder. Mortgagor shall defend the claim (if applicable) and Collateral Agent shall cooperate in the defense (if applicable). Collateral Agent may have separate counsel and Mortgagor shall pay the properly incurred fees and expenses of such counsel. Mortgagor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

(h) The Collateral Agent shall be entitled to apply the net proceeds of any sale or realization effected under the powers conferred by this Assignment in or towards the payment or discharge of the Secured Obligations in such manner consistent with the provisions of the Indenture.

(i) For the purpose of or pending the discharge of any of the Secured Obligations, the Collateral Agent may convert any moneys received, recovered, or realized or subject to application by the Collateral Agent hereunder (including the proceeds of any previous conversion under this Section) from one currency into such other currency as the Collateral Agent may think fit, and any such conversion shall be effected at the Collateral Agent’s actual rate of exchange then prevailing.

Section 10. Further Assurance and Power of Attorney.

(a) Mortgagor agrees to take such actions and to execute such other instruments as Collateral Agent may request further to perfect, confirm and assure Collateral Agent’s security interest in the Loan Collateral and, upon the occurrence of an Event of Default and/or during the continuance thereof, to assist Collateral Agent’s realization thereon.

(b) The Mortgagor hereby irrevocably and by way of security appoints the Collateral Agent (with full power to appoint substitutes and to sub-delegate) to be its attorney for it and in its name and on its behalf or otherwise and, after this security becomes enforceable, to execute and do all such acts and things which the Mortgagor is required to do pursuant to or relating to this Assignment, including without limitation to sign, seal, deliver, perfect and do any deed, assurance, document or act which may be required or may be deemed proper by the Collateral Agent whether in favor of the Collateral Agent or any other person and whether for the purpose of exercising any power conferred by this Assignment or otherwise in connection with the enforcement of this security.

(c) Without prejudice to the generality of the provisions contained in Section 10(b), the Mortgagor hereby covenants with the Collateral Agent that if required so to do, the Mortgagor will ratify and confirm:

(i) all acts done by the Collateral Agent or by the Mortgagor at the Collateral Agent’s instance in the exercise of the Collateral Agent’s powers in accordance with this Assignment; and

(ii) all transactions entered into by the Collateral Agent in signing, sealing, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance, document or act in the exercise of the Collateral Agent’s powers in accordance with this Assignment.

Section 11. Notices. Any notice pursuant to this Assignment shall be given in accordance with Section 12.01 of the Indenture.

Section 12. Costs and Indemnity.

(a) All costs, charges, expenses and liabilities properly paid or incurred, and payments made, by the Collateral Agent in the negotiation and preparation of and/or in perfecting or enforcing this security or in connection with the preservation, enforcement or exercise or intended or attempted exercise of any power or remedy hereunder or otherwise in connection with this security or in respect of the Loan Collateral or any part thereof or any agreements or instruments relating thereto, shall be recoverable on a full indemnity basis from the Mortgagor as a debt, and shall, in any event, form part of the Secured Obligations and accordingly be charged on the Loan Collateral.

(b) The Mortgagor covenants with and undertakes fully to indemnify the Collateral Agent in respect of all proceedings (including without limitation claims and liabilities in respect of taxes other than taxes imposed on its own overall net income or net profits), claims and demands and all losses, interest, fees, actions, penalties, costs, charges, expenses, and liabilities to which it (or any of its employees, directors or officers, attorneys, agents or other persons appointed by it, to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, rights, remedies, powers, authorities or discretions vested in it by or pursuant to this Assignment, any of the other Security Documents to which the Collateral Agent is a party or which constitutes part of the Loan Collateral) has suffered or become liable or which may be suffered or incurred by it (or any such person as aforesaid) in respect of any matter or thing done or omitted in any way relating to this Assignment and/or any of the Security Documents to which the Collateral Agent is a party or which constitutes part of the Loan Collateral or in consequence of the Collateral Agent taking or refraining from taking any action or exercising or refraining from exercising any of its rights under this Assignment and/or the other Security Documents and all agreements, documents and instruments relating to the Collateral (as defined in the Indenture) (including without limitation the perfection, preservation or enforcement of this Assignment) or in consequence of any payment in respect of the Secured Obligations (whether made by the Mortgagor or another person) being declared void for any reason whatsoever, or in respect of the non-performance or non-observance of any of the undertakings and agreements of the Mortgagor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Loan Collateral, save where such proceedings, claims, demands, losses, interest, fees, actions, penalties, costs, charges, expenses or liabilities arise as a result of the gross negligence or willful misconduct of the person seeking reimbursement or indemnification. The Collateral Agent may retain and pay out of any money in the hands of the Collateral Agent all sums necessary to effect the indemnities contained in this Section and all sums payable by the Mortgagor under this Section shall form part of the moneys hereby secured. The provisions of this Section shall survive the termination of this Assignment and the resignation or removal of the Collateral Agent.

(c) All sums payable by the Mortgagor under this Assignment shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Mortgagor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, then the Mortgagor shall, together with such payment, pay such additional amount as will ensure that the Collateral Agent receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Mortgagor shall promptly forward to the Collateral Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

Section 13. Special Damages and Consequential Loss. Notwithstanding any other term or provision of this Assignment to the contrary, the Collateral Agent shall not be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, and regardless of whether the claim for such loss or damage is made for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this section shall survive the termination or expiry of this Assignment or the resignation or removal of the Collateral Agent.

Section 14. Illegality/Expenditure of Collateral Agent Funds. No provision of this Assignment shall require the Collateral Agent to do anything that may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

Section 15. Delegations. The Collateral Agent may execute any of its powers and perform any of its duties hereunder directly or through delegates or attorneys and may consult with counsel, accountants and other skilled persons to be reasonably selected and retained by it. The Collateral Agent shall not be liable for the acts of such delegates or attorneys, or for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons provided that the Collateral Agent shall use due professionalism and due care in selecting such delegates, attorneys, counsel, accountants or skilled persons.

Section 16. Force Majeure. Notwithstanding anything to the contrary in this Assignment or in any other Transaction Document, the Collateral Agent shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Collateral Agent.

Section 17. Assignment. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Mortgagor shall not assign or transfer its rights or its obligations hereunder. The Collateral Agent may from time to time assign its rights under this Assignment to its successor collateral agent without the consent of the Mortgagor. If the Collateral Agent consolidates, merges, or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

Section 18. Amendment.

(a) No amendment, modification, termination or waiver of any provision of this Assignment, or consent to any departure by Mortgagor therefrom, shall in any event be effective without the written concurrence of Collateral Agent in its discretion.

(b) Mortgagor shall not agree to any amendment, modification, termination or waiver of any provision of the Intercompany Loan Agreement, or consent to any departure by the WFOE from its obligations under the Intercompany Loan Agreement, without the written concurrence of Collateral Agent in its discretion.

Section 19. No Waiver; Remedies Cumulative. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Assignment are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 20. Severability. If any provision of this Assignment is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability in that jurisdiction of any other provision of this Assignment, or the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Assignment.

Section 21. Survival of Representations and Warranties. All representations, warranties and agreements made herein shall survive the execution and delivery hereof.

Section 22. Governing Law and Dispute Resolution.

(a) THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG.

(b) The Mortgagor agrees that any legal action or proceeding arising out of or relating to this Assignment may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts, or alternatively, at the Collateral Agent’s sole discretion, may be submitted to Hong Kong International Arbitration Centre (“HKIAC”) for arbitration.

(c) In any event that the Collateral Agent chooses to bring the legal proceeding before the courts of Hong Kong, the Mortgagor hereby irrevocably appoints [Law Debenture, Hong Kong address] as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Mortgagor for this purpose, the Mortgagor shall promptly appoint a successor agent satisfactory to the Collateral Agent and notify the Collateral Agent thereof PROVIDED THAT until the Collateral Agent receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Mortgagor for the purposes of this Section. The Mortgagor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Mortgagor.

(d) In any event that the Collateral Agent chooses to resolve any dispute, controversy or claim arising out of or in connection with this Assignment through arbitration, it shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in force at the time of the initiation of the arbitration. The arbitration shall be administered by the HKIAC in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the initiation of the arbitration. In the case of any conflict between the terms of this Assignment and the UNCITRAL Arbitration Rules, the terms of this Assignment shall prevail. The seat of arbitration shall be Hong Kong. The arbitral tribunal shall consist of three arbitrators, with one appointed by each of the parties and a third neutral arbitrator to be appointed by other two (2) party-appointed arbitrators and who shall act as the Chairman. The parties agree to the appointment of arbitrators who are not on HKIAC’s Panel of Arbitrators. If either party fails to appoint an arbitrator within the time specified in the UNCITRAL Arbitration Rules, or if the two party-appointed arbitrators fail to jointly appoint the third neutral arbitrator within the time specified in the UNCITRAL Arbitration Rules, the Secretary General of HKIAC shall make such an appointment. The arbitration shall be conducted on a confidential basis. All arbitration proceedings shall be held in the English language. Any arbitration award made by the arbitration panel shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction. The parties shall submit to the jurisdiction of any such court for purposes of the enforcement of any such award. Notwithstanding the foregoing agreement to arbitrate, the parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration.

(e) Nothing herein shall limit the right of the Collateral Agent to commence any legal action against the Mortgagor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(f) The Mortgagor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Agreement. The Mortgagor also agrees that a final judgment or an arbitral award against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

(g) The Mortgagor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-of or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

Section 23. Counterparts/Language. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment is written in English.

SCHEDULE II

AUTHORIZATION LETTER

(address)

[Date]

To: [NAME AND ADDRESS OF THE REGISTERED AGENT IN THE CAYMAN ISLANDS]

Dear Sirs,

Re: 7 Days Group Holdings Limited

We irrevocably instruct, authorize and direct you to enter into the Company’s register of mortgages and charges (the “Register”) particulars of an Assignment of Intercompany Loan dated September 10, 2007 executed by us as Mortgagor in favor of DB Trustees (Hong Kong) Limited as the Collateral Agent.

In connection with the aforesaid, we would be grateful if you could send the draft documents in relation to our present instructions to [lawyers] (lawyers’ name) for their approval on our behalf and provide such assistance to [lawyers] as it may from time to time require.

We hereby undertake to pay all your costs and expenses incurred in compliance with our instructions and authorization herein and all your fee notes in relation thereto should be sent to us direct for settlement.

Yours faithfully

For and on behalf of

7 Days Group Holdings Limited

Authorized Signatory
c.c. [lawyers]

EXECUTION PAGE

IN WITNESS WHEREOF THIS ASSIGNMENT HAS BEEN EXECUTED AS A DEED by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE MORTGAGOR

EXECUTED and DELIVERED	)
as a DEED by	)
)
7 DAYS GROUP HOLDINGS	)
LIMITED	)
and SIGNED by Zheng Nanyan	)	/s/ Zheng Nanyan
)
one of its directors	)
in the presence of :-)

THE COLLATERAL AGENT

EXECUTED and DELIVERED	)
as a DEED by Title:	)
)
DB TRUSTEES (HONG	)
KONG) LIMITED	)	/s/ Aric Kay-Russell
and SIGNED by	)	Name: Aric Kay-Russell
	)	Title: Director
one of its directors	)
in the presence of :-)		/s/ Chiu Kin Wing Edward
Name: Chiu Kin Wing Edward
Title: Authorised Signatory

The creation of this ASSIGNMENT OF INTERCOMPANY LOAN acknowledged and agreed to by:

7 DAYS INN (SHENZHEN) CO., LTD. (Seal)
as the WFOE

By:	/s/ Zheng Nanyan
Name:	Zheng Nanyan
Title:	CEO